EXHIBIT 1
First Union Capital Markets Corp.
One First Union Center-DC8
Charlotte, NC 28288-0602



The IOs in this deal receive 75% of the prepayment penalties and a pro rata portion of the yield maintenance payments. It is a time-tranched sequential IO.

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